UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2018

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	36909	20-8203420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275 Houston, TX (Address of principal executive offices)	77043 (Zip Code)

281-531-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Private Placement

On March 29, 2018, Eco-Stim Energy Solutions, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with its majority shareholder and other funds, all of which are under management by Fir Tree Partners (collectively, “Fir Tree”), pursuant to which Fir Tree agreed to purchase 10,000 shares of the Company’s newly-designated Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”), at a price of $1,000 per share (the “Private Placement”). The Purchase Agreement also provides for the potential sale and issuance of up to an additional 5,000 shares of Series A Preferred to Fir Tree at a price of $1,000 per share, subject to the mutual agreement of Fir Tree and the Company, at an additional closing that may be held at any time within six months after the initial closing, as mutually agreed (the “Additional Closing”). The issuance of such shares of Series A Preferred (the “Shares”) pursuant to the Purchase Agreement is being made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The initial closing of the Private Placement is expected to result in $10.0 million of gross proceeds and is expected to result in approximately $9.7 million of net proceeds (after deducting estimated expenses). The Company intends to use the net proceeds for capital expenditures and working capital purposes. If Fir Tree and the Company elect to conduct the Additional Closing for the sale and purchase of up to 5,000 additional shares of Series A Preferred, the Company’s gross proceeds would increase by up to $5.0 million. There can be no assurance whether such Additional Closing will be conducted.

The initial closing pursuant to the Private Placement is expected to occur on April 2, 2018, but no later than April 9, 2018, subject to customary closing conditions.

In connection with the Private Placement, the shares of Series A Preferred purchased by Fir Tree will have registration rights as set forth in the Amended and Restated Registration Rights Agreement dated July 6, 2017, by and among the Company and FT SOF VII Holdings, LLC and the other holders identified therein, as amended on August 2, 2017 (the “Registration Rights Agreement”) and will be subject to the rights contained in the Amended and Restated Stockholder Rights Agreement dated as of March 3, 2017, by and among the Company and the parties named therein, as amended (the “Stockholder Rights Agreement”).

The foregoing is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certificate of Designations

On March 29, 2018, in connection with the execution of the Purchase Agreement, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (the “Certificate of Designation”) to, among other things, establish a new series of preferred stock comprised of 30,000 shares designated as the Series A Convertible Preferred Stock of the Company, par value $0.001 per share, pursuant to Section 2.2 of the Company’s Amended and Restated Articles of Incorporation.

Each share of Series A Preferred ranks senior to the Common Stock of the Company, par value $0.001 per share (“Common Stock”), with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company and has a stated value of $1,000 per share (the “Stated Value”). In the event the Company is liquidated, wound up or dissolved, or if the Company effects any Deemed Liquidation Event (as defined below), the holders of Series A Preferred will be entitled to receive in respect thereof the greater of (i) the Stated Value plus any accrued and unpaid dividends thereon, (ii) the amount the holder thereof would receive if such shares of Series A Preferred were converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event or (iii) a liquidating distribution equal to 1.5 times the Stated Value. A “Deemed Liquidation Event” includes certain merger or consolidation transactions, a sale of all or substantially all of the Company’s assets, a change of control transaction or similar event.

Holders of Series A Preferred will be entitled to vote with holders of Common Stock and are entitled to one vote per share of Common Stock into which a share of Series A Preferred is then-convertible on any matter on which holders of the capital stock of the Company are entitled to vote. Each share of Series A Preferred is initially convertible, at the option of the holder at any time, into a number of shares of Common Stock determined by dividing the Stated Value plus any dividends accrued but unpaid thereon by the conversion price of $1.15 (subject to adjustment for stock splits, combinations, certain distributions or similar events). In addition, for so long as shares of Series A Preferred are outstanding, the affirmative vote or consent of holders of a majority of the outstanding shares of Series A Preferred, voting together as a separate class, is necessary before taking certain actions, including but not limited to (i) amending the articles of incorporation, the bylaws or the Certificate of Designation in a manner that would materially and adversely or disproportionately affect the powers, preferences or rights of the Series A Preferred, (ii) liquidating, dissolving or winding up the Company or entering into a Deemed Liquidation Event, (iii) creating or issuing any class of capital stock unless it ranks junior to the Series A Preferred with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event, payment of dividends and rights of redemption, (iv) reclassifying, altering or amending any existing security that is pari passu or junior to the Series A Preferred with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event, payment of dividends and rights of redemption if such reclassification, alteration or amendment would render such other security senior or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege, (v) subject to certain exceptions, purchasing or redeeming any shares of capital stock or paying any dividend or making any distribution thereon and (vi) issuing any shares of Series A Preferred to anyone other than the original holders of the Series A Preferred. Holders of Series A Preferred will be entitled to cumulative dividends payable semi-annually in arrears at a rate of (i) 10% per year, if paid in cash, or (ii) 12% per year, if, at the election of the Company, paid through the issuance of additional shares of Series A Preferred. In addition to the dividend rights described above, holders of Series A Preferred will be entitled to receive dividends or distributions declared or paid on Common Stock on an as-converted basis.

The Company may redeem shares of Series A Preferred at any time in cash at a price per share equal to the greater of (i) the Stated Value plus any accrued and unpaid dividends thereon and (ii) the product of 1.5 times the Stated Value.

This summary of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.

Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions at the time the statements are made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. For additional information regarding known material factors that could cause the Company’s actual results to differ from its projected results, please see the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 under “Securities Purchase Agreement” is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Securityholders.

The filing of the Certificate of Designation and the issuance of the Series A Preferred affects the holders of Common Stock to the extent provided for in the Certificate of Designation. The information included in Item 1.01 under “Certificate of Designation” and the information related to the Registration Rights Agreement and Stockholder Rights Agreement is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed the Certificate of Designation with the Secretary of State of the State of Nevada on March 29, 2018. The information set forth above in Item 1.01 with respect to the Certificate of Designation is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations

10.1	Securities Purchase Agreement, dated as of March 29, 2018, by and among the Company, Fir Tree Capital Opportunity Master Fund, LP, Fir Tree Capital Opportunity Master Fund III, LP, FT SOF IV Holdings, LLC and FT SOF VII Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

	By:	/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer

Date: April 2, 2018